  FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports First Quarter 2019 Results

•	Net new business of $664.6 million; Net book-to-bill of 1.27

•	$722.0 million of total revenue; representing 2.9% growth at actual foreign exchange rates and 4.4% growth on a constant currency basis

•	GAAP net income per diluted share of $0.66 and GAAP net income of $44.1 million

•	Adjusted net income per diluted share was $1.10 and adjusted net income was $73.3 million

•	Reaffirming 2019 guidance
RALEIGH, N.C., May 1, 2019 -- PRA Health Sciences, Inc. (“PRA,” "we," "us" or the “Company”) (NASDAQ: PRAH) today reported financial results for the three months ended March 31, 2019.

"The year is off to a solid start and I am delighted to report that our first quarter results were in line with our expectations” said Colin Shannon, PRA’s Chief Executive Officer. “Our key financial metrics continue to improve, as we continue to see strong book-to-bill ratios and expanding margins. The entire team continues to focus on our commitment to client delivery and we look forward to delivering strong results for the remainder of 2019.”

Net new business for our Clinical Research segment for the three months ended March 31, 2019 was $664.6 million, representing a net book-to-bill ratio of 1.27 for the period. This net new business contributed to an ending backlog of $4.4 billion at March 31, 2019.

For the three months ended March 31, 2019, revenue was $722.0 million, which represents growth of 2.9%, or $20.2 million, compared to the three months ended March 31, 2018 at actual foreign exchange rates. On a constant currency basis, revenue grew $30.8 million, an increase of 4.4% compared to the first quarter of 2018. By segment, the Clinical Research segment generated revenues of $666.6 million, while the Data Solutions segment generated revenues of $55.4 million.

Direct costs, exclusive of depreciation and amortization, were $377.9 million during the three months ended March 31, 2019 compared to $381.4 million for the three months ended March 31, 2018 at actual foreign exchange rates. On a constant currency basis, direct costs increased $11.2 million compared to the first quarter of 2018. The increase in direct costs was primarily driven by an increase in labor-related costs in our Clinical Research segment as we continue to hire billable staff to ensure appropriate staffing levels. Direct costs were 52.3% of revenue during the first quarter of 2019 compared to 54.3% of revenue during the first quarter of 2018.

Selling, general and administrative expenses were $97.1 million during the three months ended March 31, 2019 compared to $91.7 million for the three months ended March 31, 2018. Selling, general and administrative costs were 13.4% of revenue during the first quarter of 2019 compared to 13.1% of revenue during the first quarter of 2018. The increase in selling, general and administrative expenses as a percentage of revenue is primarily related to increased stock-based compensation during the current year.

GAAP net income was $44.1 million for the three months ended March 31, 2019, or $0.66 per share on a diluted basis, compared to GAAP net income of $39.0 million for the three months ended March 31, 2018, or $0.59 per share on a diluted basis.

EBITDA was $112.2 million for the three months ended March 31, 2019, representing an increase of 13.6% compared to the three months ended March 31, 2018. Adjusted EBITDA was $117.1 million for the three months ended March 31, 2019, representing growth of 22.4% compared to the three months ended March 31, 2018.

Adjusted net income was $73.3 million for the three months ended March 31, 2019, representing growth of 30.3% compared to the three months ended March 31, 2018. Adjusted net income per diluted share was $1.10 for the three months ended March 31, 2019, representing growth of 29.4% compared to the three months ended March 31, 2018.

A reconciliation of our non-GAAP measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per diluted share and our 2019 guidance, to the corresponding GAAP measures is included in this press release.

Guidance

The Company is reaffirming its 2019 revenue guidance of between $3.09 billion and $3.20 billion, representing as reported and constant currency growth of 8% to 11%. We are reaffirming our GAAP net income per diluted share of between $3.65 and $3.80 and Adjusted Net Income per diluted share of between $4.93 and $5.08, representing growth of 15% to 19%. We continue to estimate our annual effective income tax rate at approximately 24%. Our effective tax rate may differ from this estimate, due to, among other things, changes to estimates of the geographic allocation of our pre-tax income as well as changes in guidance from regulatory agencies related to interpretation, analysis and guidance of the U.S. Tax Cuts and Jobs Act.

Our guidance assumes a EURO rate of 1.15 and a GBP rate of 1.35. All other foreign currency exchange rates are as of January 31, 2019.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on May 2, 2019, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 1876878. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investors.prahs.com. A replay of the conference call will be available online at investors.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 1876878.

Additional Information

A financial supplement with results for the three months ended March 31, 2019, which should be read in conjunction with this press release, may be found in the Investor Relations section of our website at investor.prahs.com in a document titled “Q1 2019 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is a full-service global contract research organization, providing a broad range of product development and data solution services to pharmaceutical and biotechnology companies around the world. PRA’s integrated services include data management, statistical analysis, clinical trial management, and regulatory and drug development consulting. PRA’s global operations span more than 75 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East, and more than 16,400 employees. Since 2000, PRA has participated in more than 3,800 clinical trials. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 85 products. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the "Investor Relations" section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell
Solebury Trout
Managing Director
203.428.3213
InvestorRelations@prahs.com or
hodonnell@soleburytrout.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may underprice contracts, overrun its cost estimates, or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to attract suitable investigators and patients for its clinical trials; the Company could be subject to employment liability with its embedded and functional outsourcing solutions as it places employees at the physical workplaces of its clients; the Company may lose key personnel or be unable to recruit experienced personnel; changes in accounting standards may adversely affect the Company’s financial statements; the Company’s effective income tax rate may fluctuate which may adversely affect its operations, earnings, and earnings per share; the Company may be unable to maintain information systems or effectively update them; a failure or breach of the Company’s IT systems could result in customer information being compromised or otherwise significantly disrupt the Company’s business operations; client or therapeutic concentration or competition among clients could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is subject to a number of additional risks associated with its business outside the United States, including changes in tax law, foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union and the adoption of trade restrictions between the U.S. and other national governments; the Company may be unable to successfully develop and market new services or enter new markets; government regulators or customers may limit the scope of prescriptions or withdraw products from the market; government regulators may impose new regulations affecting the Company’s business; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; if the Company does not keep pace with rapid technological changes, its services may become less competitive or obsolete; the Company’s relationships with existing or potential clients who are in competition with each other may adversely impact the degree to which other clients or potential clients use its services; the Company may be unable to compete effectively with other players in the biopharmaceutical services industry; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies or to manage joint ventures; the Company may not realize the full value of its goodwill and intangible assets, and may be unable to use net operating loss carry-forwards; the Company’s disposal of hazardous substances and waste could give rise to liability; the Company may be unable to protect its intellectual property, patent and other intellectual property litigation could be time consuming and costly; biopharmaceutical industry outsourcing trends could change and adversely affect the Company’s operations and growth rate; current and proposed laws and regulations regarding the protection of personal data could result in increased risks of liability or increased cost or could limit the Company’s service offerings; circumstances beyond the Company’s control could cause industry-wide reduction in demand for its services; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 28, 2019. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted net income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$722,022	$701,837
Operating expenses:
Direct costs (exclusive of depreciation and amortization expense)	377,888	381,432
Reimbursable expenses	140,620	141,008
Selling, general and administrative expenses	97,095	91,702
Transaction-related costs	—	(11,578)
Depreciation and amortization expense	27,608	27,339
Loss (gain) on disposal of fixed assets, net	88	(14)
Income from operations	78,723	71,948
Interest expense, net	(12,369)	(14,825)
Foreign currency gains (losses), net	6,128	(83)
Other expense, net	(88)	(199)
Income before income taxes and equity in income of unconsolidated joint ventures	72,394	56,841
Provision for income taxes	28,138	17,654
Income before equity in income of unconsolidated joint ventures	44,256	39,187
Equity in income of unconsolidated joint ventures, net of tax	—	28
Net income	44,256	39,215
Net income attributable to noncontrolling interest	(172)	(234)
Net income attributable to PRA Health Sciences, Inc.	$44,084	$38,981
Net income per share attributable to common stockholders:
Basic	$0.68	$0.61
Diluted	$0.66	$0.59
Weighted average common shares outstanding:
Basic	65,192	63,530
Diluted	66,847	66,161

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$177,142	$144,221
Restricted cash	457	488
Accounts receivable and unbilled services, net	597,212	568,099
Other current assets	80,914	69,547
Total current assets	855,725	782,355
Fixed assets, net	163,553	154,764
Lease right-of-use assets, net	179,532	—
Goodwill	1,499,899	1,494,762
Intangible assets, net	689,038	704,446
Other assets	47,823	50,140
Total assets	$3,435,570	$3,186,467
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$58,655	$43,734
Accrued expenses and other current liabilities	428,531	413,783
Current portion of operating lease liabilities	30,985	—
Advanced billings	432,482	441,357
Total current liabilities	950,653	898,874
Long-term debt, net	1,082,714	1,082,384
Long-term portion of operating lease liabilities	170,210	—
Deferred tax liabilities	90,105	100,712
Other long-term liabilities	26,724	53,077
Total liabilities	2,320,406	2,135,047
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 65,646,621 and 65,394,526 at March 31, 2019 and December 31, 2018, respectively	656	654
Additional paid-in capital	980,450	960,535
Accumulated other comprehensive loss	(169,624)	(170,659)
Retained earnings	297,165	254,500
Equity attributable to PRA Health Sciences, Inc. stockholders	1,108,647	1,045,030
Noncontrolling interest	6,517	6,390
Total stockholders' equity	1,115,164	1,051,420
Total liabilities and stockholders' equity	$3,435,570	$3,186,467

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$44,256	$39,215
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	27,608	27,339
Amortization of debt issuance costs	448	534
Amortization of terminated interest rate swaps	1,631	1,774
Stock-based compensation expense	9,247	6,299
Change in fair value of acquisition-related contingent consideration	—	(11,578)
Unrealized foreign currency gains, net	(7,967)	(1,068)
Deferred income tax (benefit) expense	(10,521)	15,821
Other reconciling items	(78)	336
Changes in operating assets and liabilities:
Accounts receivable, unbilled services and advanced billings	(36,848)	(24,520)
Other operating assets and liabilities	13,250	15,495
Payment of acquisition-related contingent consideration	—	(35,029)
Net cash provided by operating activities	41,026	34,618
Cash flows from investing activities:
Purchase of fixed assets	(19,895)	(13,812)
Proceeds received (cash paid) for interest on interest rate swap, net	416	(339)
Distributions from unconsolidated joint ventures	418	—
Net cash used in investing activities	(19,061)	(14,151)
Cash flows from financing activities:
Payment of acquisition-related contingent consideration	—	(79,663)
Repayments of long-term debt	—	(7,197)
Proceeds from stock issued under employee stock purchase plan and stock option exercises	10,419	2,243
Net cash provided by (used in) financing activities	10,419	(84,617)
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	506	1,878
Change in cash, cash equivalents, and restricted cash	32,890	(62,272)
Cash, cash equivalents, and restricted cash, beginning of period	144,709	192,890
Cash, cash equivalents, and restricted cash, end of period	$177,599	$130,618

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2019	2018
Net income attributable to PRA Health Sciences, Inc.	$44,084	$38,981
Depreciation and amortization expense	27,608	27,339
Interest expense, net	12,369	14,825
Provision for income taxes	28,138	17,654
EBITDA	112,199	98,799
Stock-based compensation expense (a)	9,247	6,299
Loss (gain) on disposal of fixed assets, net (b)	88	(14)
Foreign currency (gains) losses, net (c)	(6,128)	83
Other non-operating expense, net (d)	88	199
Equity in income of unconsolidated joint ventures, net of tax	—	(28)
Transaction-related costs (e)	—	(11,578)
Acquisition-related costs (f)	2,119	55
Lease termination expense (g)	(218)	68
Severance and restructuring charges (h)	—	833
Non-cash rent adjustment (i)	(339)	216
Other charges (j)	—	449
Non-operating income attributable to noncontrolling interest	85	348
Adjusted EBITDA	$117,141	$95,729

Net income attributable to PRA Health Sciences, Inc.	$44,084	$38,981
Provision for income taxes	28,138	17,654
Amortization of intangible assets	17,186	18,129
Amortization of deferred financing costs	448	534
Amortization of terminated interest rate swaps	1,631	1,774
Stock-based compensation expense (a)	9,247	6,299
Loss (gain) on disposal of fixed assets, net (b)	88	(14)
Foreign currency (gains) losses, net (c)	(6,128)	83
Other non-operating expense, net (d)	88	199
Equity in income of unconsolidated joint ventures, net of tax	—	(28)
Transaction-related costs (e)	—	(11,578)
Acquisition-related costs (f)	2,119	55
Lease termination expense (g)	(218)	68
Severance and restructuring charges (h)	—	833
Non-cash rent adjustment (i)	(339)	216
Other charges (j)	—	449
Non-operating income attributable to noncontrolling interest	85	348
Adjusted pre-tax income	96,429	74,002
Adjusted tax expense (k)	(23,143)	(17,760)
Adjusted net income	$73,286	$56,242

Diluted weighted average common shares outstanding	66,847	66,161

Adjusted net income per diluted share	$1.10	$0.85

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in millions, except per share amounts)
(unaudited)

	FY 2019
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share	$245.0	$255.0	$3.65	$3.80
Adjustments:
Provision for income taxes	85.0	80.0	1.27	1.19
Amortization of intangible assets	69.0	69.0	1.03	1.03
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	7.0	7.0	0.10	0.10
Stock-based compensation expense (a)	36.0	36.0	0.54	0.54
Adjusted pre-tax income	444.0	449.0	6.62	6.69
Adjusted tax expense (k)	(113.0)	(108.0)	(1.69)	(1.61)
Adjusted net income and adjusted net income per diluted share	$331.0	$341.0	$4.93	$5.08

(a)	Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs.

(b)
Loss (gain) on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses (gains) from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)
Foreign currency gains (losses), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(d)	Other non-operating expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(e)	Transaction-related costs for the three months ended March 31, 2018 consist of fair-value revaluations of acquisition-related earn-out liabilities.

(f)
Acquisition-related costs primarily relate to costs incurred in connection with the acquisition of Symphony Health. Acquisition-related costs also include integration costs which primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of our acquisitions.

(g)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(h)	Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization.

(i)
We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(j)	Represents charges incurred that are not considered part of our core operating results.

(k)	Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.